Exhibit 99.1

Investor Contacts:	Press Contacts:
Bob Hebert	Andrew Cole/Chris Kittredge
Chief Financial Officer	Sard Verbinnen & Co
CPEX Pharmaceuticals, Inc.	212.687.8080
603.658.6100

Amy Bilbija
MacKenzie Partners
212.929.5802
CPEX PHARMACEUTICALS CONTINUES TO RECOMMEND THAT
STOCKHOLDERS VOTE FOR THE MERGER AGREEMENT WITH FCB
CPEX Board Recommends Stockholders Vote FOR the FCB Merger Agreement
and Determines that Mangrove Partners’ March 14 Alternative Proposal Would
Not Lead to a Transaction Superior to the Merger with FCB
     Exeter, NH, March 17, 2011— CPEX Pharmaceuticals, Inc. (NASDAQ: CPEX) today announced that its Board of Directors has completed its review of the unsolicited, non-binding letter (the “Mangrove Letter”) received from Mangrove Partners (“Mangrove”) on March 14, 2011 regarding a potential alternative transaction involving a recapitalization of CPEX (the “Alternative Proposal”), and unanimously believes that the merger agreement with FCB I Holdings Inc. (“FCB”) continues to be the most compelling opportunity for stockholders to immediately and with certainty realize the maximum after-tax value for their shares.
     Consistent with its fiduciary duties and CPEX’s merger agreement with FCB, the CPEX Board reviewed the Mangrove Letter in consultation with outside legal counsel and financial advisors and based on its evaluation has determined not to engage in discussions with Mangrove regarding the Alternative Proposal. The Board also reaffirmed its recommendation that stockholders vote FOR the merger agreement with FCB. In making this determination, the Board concluded that the Alternative Proposal described in the Mangrove Letter is not, and is not reasonably likely to lead to, a transaction that is both financially more favorable to the CPEX stockholders than the merger with FCB and reasonably capable of being consummated. In reaching this conclusion, the Board determined that the Alternative Proposal lacked certainty of financing and contains flawed valuation assumptions:
     Financing is Not Committed and is Highly Conditional — There are no commitment letters from Mangrove’s supposed financing sources, one of Mangrove’s potential financing sources has already withdrawn due to a legal conflict, and the Alternative Proposal is subject to due diligence.
     Dividend Amount and Equity Values Overstated — The Board believes the Alternative Proposal would not generate sufficient cash to pay the $28.00 special dividend. Mangrove’s terms do not appear to properly contemplate expected cash uses such as transaction fees and expenses, financing fees, Mangrove’s own proposed interest reserve requirements, the merger agreement termination fee, or any cash reserves for operations. When properly considered, the special dividend would be approximately $2.25 per share less than suggested in Mangrove’s Alternative Proposal. Additionally, Mangrove’s assumed valuations for the proposed warrants and equity in CPEX after the recapitalization are overly optimistic and do not account for the fact that actual debt service consumes all cash flows for the next six to seven years. Any residual equity value would be contingent on cash flows being generated beyond that period.
     Value of Notes at Risk of Impairment — Mangrove’s Alternative Proposal requires that CPEX operate with a less than appropriate amount of cash on hand. Maintaining insufficient cash significantly increases the risk of financial distress and possibly default, which would impair the value of the Notes in the Rights offering, further diminishing the implied value of this proposal.
     The CPEX Board strongly believes that the merger with FCB continues to be in the best interests of CPEX stockholders and reaffirms its unanimous recommendation that stockholders vote FOR the proposal to approve the merger agreement. Stockholders will receive $27.25 per share in cash for each of their CPEX shares if the merger is approved. This is a 142% premium over the price of CPEX shares on January 7, 2010, the day prior to the date a third party publicly stated its intention to make an unsolicited offer for CPEX, and a premium of approximately 12% over the 60-trading day average closing price of CPEX’s shares on the date prior to the announcement of the merger with FCB.
     On March 24, 2011, CPEX is holding a special meeting of stockholders to vote on the proposal to approve the FCB merger agreement. Adoption and approval of the transaction requires the affirmative vote of a majority of the outstanding shares of CPEX common stock entitled to vote at the special meeting. Therefore, failure to vote will have the same effect as a vote against the adoption of the merger agreement. Whether or not stockholders are able to attend the special meeting in person, stockholders should follow the instructions on the form of proxy mailed to them and submit their proxy via the Internet or by telephone, or complete, sign and date the proxy and return it in the envelope provided as soon as possible. If stockholders have Internet access, they are encouraged to record their vote via the Internet. This action will not limit stockholders’ rights to vote in person at the special meeting. If stockholders have any questions or need assistance voting their shares, they should contact MacKenzie Partners, Inc., the Company’s proxy solicitor, at (800) 322-2885 or (212) 929-5500 (call collect) or at cpex@mackenziepartners.com.
     About CPEX Pharmaceuticals, Inc.
     CPEX Pharmaceuticals, Inc. is an emerging specialty pharmaceutical company focused on the development, licensing and commercialization of pharmaceutical products utilizing CPEX’s validated drug delivery platform technology. CPEX has U.S. and international patents and other proprietary rights to technology that facilitates the absorption of drugs. CPEX has licensed applications of its proprietary CPE-215® drug delivery technology to Auxilium Pharmaceuticals, Inc. which launched Testim, a topical testosterone gel, in 2003. CPEX maintains its headquarters in Exeter, NH. For more information about CPEX, please visit www.cpexpharm.com.
ADDITIONAL INFORMATION AND WHERE TO FIND IT
     CPEX has filed with the Securities and Exchange Commission (the “SEC”) and furnished to its stockholders a definitive proxy statement in connection with the proposed transaction with FCB

(the “Definitive Proxy Statement”). This communication may be deemed to be solicitation material in respect of the merger with FCB. Investors and security holders of CPEX are urged to read the Definitive Proxy Statement and the other relevant materials (when they become available) because such materials will contain important information about CPEX and the proposed transaction with FCB. The Definitive Proxy Statement and other relevant materials (when they become available), and any and all other documents filed by CPEX with the SEC, may be obtained free of charge at the SEC’s website at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents CPEX files with the SEC by directing a written request to CPEX Pharmaceuticals, Inc., 2 Holland Way, Exeter, NH 03833, Attention: Chief Financial Officer. Copies of CPEX’s filings with the SEC may also be obtained at the “Investors” section of CPEX’s website at www.cpexpharm.com/investor.htm.
INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT AND THE OTHER RELEVANT MATERIALS (WHEN THEY BECOME AVAILABLE) BEFORE MAKING ANY VOTING OR INVESTMENT DECISION WITH RESPECT TO THE PROPOSED TRANSACTION WITH FCB.
     CPEX and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the security holders of CPEX in connection with the proposed transaction with FCB. Information about those directors and executive officers of CPEX, including their ownership of CPEX securities, is set forth in the Definitive Proxy Statement (filed with the SEC on February 4, 2011) and in the proxy statement for CPEX’s 2010 Annual Meeting of Stockholders (filed with the SEC on April 9, 2010), as supplemented by other CPEX filings with the SEC. Investors and security holders may obtain additional information regarding the direct and indirect interests of CPEX and its directors and executive officers in the proposed transaction with FCB by reading the proxy statements and other public filings referred to above.
SAFE HARBOR FOR FORWARD-LOOKING STATEMENTS
     Certain items in this document may constitute forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve certain risks and uncertainties that could cause actual results to differ materially from those indicated in such forward-looking statements, including, but not limited to: the proposed transaction with FCB; the performance of CPEX; the benefits of the proposed transaction with FCB and such other risks and uncertainties as are detailed in the Definitive Proxy Statement, in CPEX’s Annual Report on Form 10-K filed with the SEC on March 29, 2010, and in the other reports that CPEX periodically files with the SEC. Copies of CPEX’s filings with the SEC may be obtained by the methods described above. CPEX cautions investors not to place undue reliance on the forward-looking statements contained in this document or other filings with the SEC.
     The statements in this document reflect the expectations and beliefs of CPEX’s management only as of the date of this document and subsequent events and developments may cause these expectations and beliefs to change. CPEX undertakes no obligation to update or revise these statements, except as may be required by law. These forward-looking statements do not reflect the potential impact of any future dispositions or strategic transactions, including the proposed transaction with FCB, that may be undertaken. These forward-looking statements should not be relied upon as representing CPEX’s views as of any date after the date of this document.